Exhibit 99.1

Union Pacific Reports Fourth Quarter and Full Year 2014 Results

Fourth Quarter 2014 Diluted Earnings per Share up 27 Percent

FOR IMMEDIATE RELEASE

All-Time Quarterly Records

•	Diluted earnings per share of $1.61 improved 27 percent.

•	Operating income totaled $2.4 billion, up 20 percent.

•	Operating ratio of 61.4 percent improved 3.6 points.

Full Year Records

•	Diluted earnings per share of $5.75 improved 22 percent.

•	Operating revenues totaled $24.0 billion, up 9 percent.

•	Operating income totaled $8.8 billion, up 18 percent.

•	Operating ratio of 63.5 percent improved 2.6 points.

Omaha, Neb., January 22, 2015 – Union Pacific Corporation (NYSE: UNP) today reported 2014 fourth quarter net income of $1.4 billion, or $1.61 per diluted share, compared to $1.2 billion, or $1.27 per diluted share, in the fourth quarter 2013.

“Union Pacific achieved record quarterly financial results, driven by strong volumes, solid core pricing and productivity gains,” said Jack Koraleski, Union Pacific chief executive officer. “Robust volumes challenged our network for much of the year, and we remained focused on adding the necessary resources to safely improve service. We are encouraged with the progress we are making.”

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Fourth Quarter Summary

Operating revenue increased in the fourth quarter 2014 to $6.2 billion, a 9 percent increase over fourth quarter 2013. Fourth quarter business volumes, as measured by total revenue carloads, increased 6 percent compared to 2013. Volume increased in all business groups – led by growth in industrial products and coal. In addition:

•	Quarterly freight revenue increased 9 percent compared to the fourth quarter 2013, driven by volume growth and core pricing gains.

•	The average quarterly diesel fuel price of $2.66 per gallon in the fourth quarter 2014 was down 14 percent compared to the fourth quarter 2013.

•

Union Pacific’s operating ratio of 61.4 percent was an all-time quarterly record, 3.6 points better than the fourth quarter 2013. The net impact of lower fuel prices contributed about 1.5 points of this improvement.

•	Quarterly train speed, as reported to the Association of American Railroads, was 23.8 mph, 8 percent slower than the fourth quarter 2013.

•	The Company repurchased more than 7.7 million shares in the fourth quarter 2014 at an average share price of $113.77 and an aggregate cost of $880 million.

Summary of Fourth Quarter Freight Revenues

•	Industrial Products up 15 percent

•	Intermodal up 11 percent

•	Coal up 9 percent

•	Agricultural Products up 9 percent

•	Chemicals up 8 percent

•	Automotive flat

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2014 Full Year Summary

For the full year 2014, Union Pacific reported net income of $5.2 billion or $5.75 per diluted share. This compares to $4.4 billion or $4.71 per diluted share in 2013, 18 and 22 percent increases, respectively. Operating revenue totaled a record $24.0 billion versus $22.0 billion in 2013. Operating income totaled $8.8 billion, an 18 percent increase over 2013. In addition:

•

Freight revenue increased to $22.6 billion, a 9 percent increase over 2013. Carloadings were up 7 percent versus 2013, with growth in each business group. Volume growth was led by agricultural products, industrial products, and intermodal.

•	Average diesel fuel prices decreased 6 percent to $2.97 per gallon in 2014 from $3.15 per gallon in 2013.

•	Union Pacific’s operating ratio of 63.5 percent was a full year record, improving 2.6 points from the previous record set in 2013.

•	Train speed, as reported to the Association of American Railroads, was 24.0 mph, 8 percent slower compared to the full year 2013.

•	Union Pacific’s capital program in 2014 totaled $4.1 billion, an increase of approximately $500 million compared to the full year 2013.

•

The Company increased its quarterly declared dividend per share by 10 percent to $0.50 cents per share in the third quarter 2014. Total dividends declared for the full year 2014 grew 29 percent compared to the full year 2013.

•	The Company repurchased more than 32.0 million shares in 2014 at an average share price of $100.65, and an aggregate cost of more than $3.2 billion.

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2015 Outlook

“With 2014 behind us, we’re intently focused on the year ahead,” Koraleski said. “Overall, the U.S. economy continues to move forward at a moderate pace, but of course, there are always uncertainties. Clearly, one of the biggest uncertainties is the outlook for energy markets, which will bring both challenges and opportunities as we move ahead. We’re entering the year well-resourced and we’re looking forward to safely providing efficient, value-added service for our customers, and increasing returns for our shareholders in 2015.”

About Union Pacific

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America’s most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2005-2014, Union Pacific invested more than $31 billion in its network and operations to support America’s transportation infrastructure. The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Investor contact is Mike Staffenbeal, (402) 544-4227.

Media contact is Aaron Hunt, (402) 544-0100.

Supplemental financial information is attached.

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This presentation and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to economic conditions; and its ability to generate financial returns, improve network performance, provide quality customer service, and provide returns to its shareholders. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2013, which was filed with the SEC on February 7, 2014. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	4th Quarter				Full Year
For the Periods Ended December 31,	2014	2013	%		2014	2013	%
Operating Revenues
Freight revenues	$5,794	$5,297	9%		$22,560	$20,684	9%
Other revenues	359	333	8		1,428	1,279	12
Total operating revenues	6,153	5,630	9		23,988	21,963	9

Operating Expenses
Compensation and benefits	1,289	1,210	7		5,076	4,807	6
Fuel	813	905	(10)		3,539	3,534	-
Purchased services and materials	665	585	14		2,558	2,315	10
Depreciation	489	458	7		1,904	1,777	7
Equipment and other rents	296	311	(5)		1,234	1,235	-
Other	228	188	21		924	849	9
Total operating expenses	3,780	3,657	3		15,235	14,517	5

Operating Income	2,373	1,973	20		8,753	7,446	18
Other income	71	37	92		151	128	18
Interest expense	(146)	(127)	15		(561)	(526)	7
Income before income taxes	2,298	1,883	22		8,343	7,048	18
Income taxes	(867)	(709)	22		(3,163)	(2,660)	19
Net Income	$1,431	$1,174	22%		$5,180	$4,388	18%

Share and Per Share*
Earnings per share - basic	$1.62	$1.28	27%		$5.77	$4.74	22%
Earnings per share - diluted	$1.61	$1.27	27		$5.75	$4.71	22
Weighted average number of shares - basic	885.7	916.2	(3)		897.1	926.5	(3)
Weighted average number of shares - diluted	889.8	921.4	(3)		901.1	931.5	(3)
Dividends declared per share	$0.50	$0.395	27		$1.91	$1.48	29

Operating Ratio	61.4%	65.0%	(3.6)	pts	63.5%	66.1%	(2.6)	pts
Effective Tax Rate	37.7%	37.7%	-	pts	37.9%	37.7%	0.2	pts

*

On June 6, 2014, we completed a two-for-one stock split, effected in the form of a 100% stock dividend. All references to common shares and per share amounts have been retroactively adjusted to reflect the stock split for all periods presented.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	4th Quarter			Full Year
For the Periods Ended December 31,	2014	2013	%	2014	2013	%
Freight Revenues (Millions)
Agricultural Products	$1,018	$937	9%	$3,777	$3,276	15%
Automotive	543	544	-	2,103	2,077	1
Chemicals	922	855	8	3,664	3,501	5
Coal	1,078	985	9	4,127	3,978	4
Industrial Products	1,098	954	15	4,400	3,822	15
Intermodal	1,135	1,022	11	4,489	4,030	11
Total	$5,794	$5,297	9%	$22,560	$20,684	9%

Revenue Carloads (Thousands)
Agricultural Products	252	243	4%	973	874	11%
Automotive	209	205	2	809	781	4
Chemicals	275	263	5	1,116	1,103	1
Coal	455	419	9	1,768	1,703	4
Industrial Products	335	305	10	1,368	1,236	11
Intermodal*	898	845	6	3,591	3,325	8
Total	2,424	2,280	6%	9,625	9,022	7%

Average Revenue per Car
Agricultural Products	$4,031	$3,846	5%	$3,881	$3,746	4%
Automotive	2,607	2,653	(2)	2,602	2,659	(2)
Chemicals	3,344	3,255	3	3,282	3,176	3
Coal	2,366	2,352	1	2,334	2,336	-
Industrial Products	3,283	3,134	5	3,217	3,093	4
Intermodal*	1,265	1,208	5	1,250	1,212	3
Average	$2,390	$2,323	3%	$2,344	$2,293	2%

*	Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

Millions, Except Percentages	Dec. 31, 2014	Dec. 31, 2013
Assets
Cash and cash equivalents	$1,586	$1,432
Other current assets	3,093	2,558
Investments	1,390	1,321
Net properties	46,272	43,749
Other assets	375	671
Total assets	$52,716	$49,731

Liabilities and Common Shareholders’ Equity
Debt due within one year	$462	$705
Other current liabilities	3,303	3,086
Debt due after one year	11,018	8,872
Deferred income taxes	14,680	14,163
Other long-term liabilities	2,064	1,680
Total liabilities	31,527	28,506

Total common shareholders’ equity	21,189	21,225

Total liabilities and common shareholders’ equity	$52,716	$49,731

Debt to Capital	35.1%	31.1%
Adjusted Debt to Capital*	41.3%	37.6%
Return on Invested Capital*	16.2%	14.7%

*

Adjusted Debt to Capital and Return on Invested Capital are non-GAAP measures; however, we believe that they are important in evaluating our financial performance. See pages 8 and 9 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Full Year
For the Periods Ended December 31,	2014	2013
Operating Activities
Net income	$5,180	$4,388
Depreciation	1,904	1,777
Deferred income taxes	895	723
Other - net	(594)	(65)
Cash provided by operating activities	7,385	6,823

Investing Activities
Capital investments	(4,346)	(3,496)
Other - net	97	91
Cash used in investing activities	(4,249)	(3,405)

Financing Activities
Common shares repurchased	(3,225)	(2,218)
Debt issued	2,588	1,443
Dividends paid	(1,632)	(1,333)
Debt repaid	(710)	(640)
Debt exchange	-	(289)
Other - net	(3)	(12)
Cash used in financing activities	(2,982)	(3,049)

Net Change in Cash and Cash Equivalents	154	369
Cash and cash equivalents at beginning of year	1,432	1,063
Cash and Cash Equivalents End of Period	$1,586	$1,432

Free Cash Flow*
Cash provided by operating activities	$7,385	$6,823
Cash used in investing activities	(4,249)	(3,405)
Dividends paid	(1,632)	(1,333)
Free cash flow	$1,504	$2,085

*

Free cash flow is a non-GAAP measure; however, management believes that it is an important measure in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	4th Quarter			Full Year
For the Periods Ended December 31,	2014	2013	%	2014	2013	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	262,267	244,631	7%	1,014,905	949,065	7%
Employees (average)	48,037	45,951	5	47,201	46,445	2
GTMs (millions) per employee	5.46	5.32	3	21.50	20.43	5

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$2.66	$3.11	(14)%	$2.97	$3.15	(6)%
Fuel consumed in gallons (millions)	298	283	5	1,158	1,091	6
Fuel consumption rate*	1.135	1.157	(2)	1.141	1.149	(1)

AAR Reported Performance Measures
Average train speed (miles per hour)	23.8	25.8	(8)%	24.0	26.0	(8)%
Average terminal dwell time (hours)	31.0	28.0	11	30.3	27.1	12

Revenue Ton-Miles (Millions)
Agricultural Products	24,910	24,197	3%	94,273	80,904	17%
Automotive	4,316	4,238	2	16,797	16,169	4
Chemicals	18,696	17,752	5	75,519	73,963	2
Coal	50,443	45,865	10	191,359	186,902	2
Industrial Products	22,178	19,523	14	88,054	77,760	13
Intermodal	21,175	20,037	6	83,627	78,574	6
Total	141,718	131,612	8%	549,629	514,272	7%

*	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

	2014
Millions, Except Per Share Amounts and Percentages	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating Revenues
Freight revenues	$5,286	$5,661	$5,819	$5,794	$22,560
Other revenues	352	354	363	359	1,428
Total operating revenues	5,638	6,015	6,182	6,153	23,988

Operating Expenses
Compensation and benefits	1,254	1,246	1,287	1,289	5,076
Fuel	921	923	882	813	3,539
Purchased services and materials	607	636	650	665	2,558
Depreciation	464	470	481	489	1,904
Equipment and other rents	312	316	310	296	1,234
Other	226	228	242	228	924
Total operating expenses	3,784	3,819	3,852	3,780	15,235

Operating Income	1,854	2,196	2,330	2,373	8,753
Other income	38	22	20	71	151
Interest expense	(133)	(138)	(144)	(146)	(561)
Income before income taxes	1,759	2,080	2,206	2,298	8,343
Income tax expense	(671)	(789)	(836)	(867)	(3,163)
Net Income	$1,088	$1,291	$1,370	$1,431	$5,180

Share and Per Share*
Earnings per share - basic	$1.20	$1.43	$1.53	$1.62	$5.77
Earnings per share - diluted	$1.19	$1.43	$1.53	$1.61	$5.75
Weighted average number of shares - basic	908.1	901.5	893.2	885.7	897.1
Weighted average number of shares - diluted	912.5	905.0	896.9	889.8	901.1
Dividends declared per share	$0.455	$0.455	$0.50	$0.50	$1.91

Operating Ratio	67.1%	63.5%	62.3%	61.4%	63.5%
Effective Tax Rate	38.1%	37.9%	37.9%	37.7%	37.9%

*

On June 6, 2014, we completed a two-for-one stock split, effected in the form of a 100% stock dividend. All references to common shares and per share amounts have been retroactively adjusted to reflect the stock split for all periods presented.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	2014
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Freight Revenues (Millions)
Agricultural Products	$910	$934	$915	$1,018	$3,777
Automotive	488	545	527	543	2,103
Chemicals	893	913	936	922	3,664
Coal	961	989	1,099	1,078	4,127
Industrial Products	1,011	1,130	1,161	1,098	4,400
Intermodal	1,023	1,150	1,181	1,135	4,489
Total	$5,286	$5,661	$5,819	$5,794	$22,560

Revenue Carloads (Thousands)
Agricultural Products	239	243	239	252	973
Automotive	188	208	204	209	809
Chemicals	270	283	288	275	1,116
Coal	430	417	466	455	1,768
Industrial Products	314	356	363	335	1,368
Intermodal*	833	924	936	898	3,591
Total	2,274	2,431	2,496	2,424	9,625

Average Revenue per Car
Agricultural Products	$3,815	$3,833	$3,836	$4,031	$3,881
Automotive	2,591	2,619	2,590	2,607	2,602
Chemicals	3,307	3,230	3,249	3,344	3,282
Coal	2,236	2,369	2,362	2,366	2,334
Industrial Products	3,218	3,175	3,195	3,283	3,217
Intermodal*	1,227	1,246	1,260	1,265	1,250
Average	$2,324	$2,329	$2,331	$2,390	$2,344

*	Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*
Millions, Except Percentages	Dec. 31, 2014	Dec. 31, 2013
Debt (a)	$11,480	$9,577
Equity	21,189	21,225
Capital (b)	$32,669	$30,802

Debt to capital (a/b)	35.1%	31.1%

*

Total debt divided by total debt plus equity. Management believes this is an important measure in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

Adjusted Debt to Capital, Reconciliation to GAAP*
Millions, Except Percentages	Dec. 31, 2014	Dec. 31, 2013
Debt	$11,480	$9,577
Net present value of operating leases	2,902	3,057
Unfunded pension and OPEB	523	170
Adjusted debt (a)	$14,905	$12,804
Equity	21,189	21,225
Adjusted capital (b)	$36,094	$34,029

Adjusted debt to capital (a/b)	41.3%	37.6%

*

Total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Operating leases were discounted using 5.3% at December 31, 2014 and 5.7% at December 31, 2013. The discount rate reflects our effective interest rate. Management believes this is an important measure to management and investors in evaluating the total amount of leverage in our capital structure including off-balance sheet obligations.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Return on Invested Capital as Adjusted (ROIC)*
Millions, Except Percentages	Dec. 31, 2014	Dec. 31, 2013
Net income	$5,180	$4,388
Interest expense	561	526
Interest on present value of operating leases	158	175
Taxes on interest	(273)	(264)
Net operating profit after taxes as adjusted (a)	$5,626	$4,825

Average equity	$21,207	$20,551
Average debt	10,529	9,287
Average present value of operating leases	2,980	3,077
Average invested capital as adjusted (b)	$34,716	$32,915

Return on invested capital as adjusted (a/b)	16.2%	14.7%

*

ROIC is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K, and may not be defined and calculated by other companies in the same manner. We believe this measure is important in evaluating the efficiency and effectiveness of the Corporation’s long-term capital investments, and we currently use ROIC as a performance criteria in determining certain elements of equity compensation for our executives. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is Return on Average Common Shareholders’ Equity.